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                                                                   Exhibit 14(a)

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Dragon Fund, Inc.:

We consent to the reference to us under the captions "COMPARISON OF THE FUNDS--Financial Highlights" and "EXPERTS" for Merrill Lynch Dragon Fund, Inc. appearing in the Proxy Statement and Prospectus, which is a part of this Registration Statement on Form N-14 of Merrill Lynch Dragon Fund, Inc.

/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

Princeton, New Jersey
January 26, 2000